ASSIGNMENT OF AGREEMENT OF PURCHASE AND SALE

        This Assignment of Agreement of Purchase and Sale (this "ASSIGNMENT") is executed to be effective as of the 21st day of March, 2005, by HARVARD PROPERTY TRUST, LLC, a Delaware limited liability company ("ASSIGNOR"), and BEHRINGER HARVARD Short-Term Opportunity Fund I LP, a Texas limited partnership ("ASSIGNEE").

                              W I T N E S S E T H:

        A. Assignor, as "Purchaser", has entered into that certain Agreement of Purchase and Sale dated as of March 18, 2005 (as same may have been amended, the "CONTRACT") with Martel Office Buildings I, LLC, a Delaware limited liability company, as "Seller", covering certain property commonly known as 250 & 290 East John Carpenter Freeway in the City of Irving, Dallas County, Texas, and being more particularly described in the Contract.

        B. Assignor desires to assign to Assignee all of its right, title and interest as Purchaser in and to the Contract, and Assignee desires to acquire from Assignor all of Assignor's right, title and interest as Purchaser in and to the Contract and to assume all of the duties and obligations of Purchaser under the Contract.

        NOW, THEREFORE, for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration in hand paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged and confessed, Assignor does hereby ASSIGN AND TRANSFER unto Assignee all of the right, title and interest of Assignor as Purchaser in and to the Contract. Assignee, by its acceptance and execution hereof, hereby assumes and agrees to perform all obligations of Purchaser pursuant to the Contract.

        EXECUTED to be effective as of the date first written above.

                                        ASSIGNOR:

                                        HARVARD PROPERTY TRUST, LLC,
                                        a Delaware limited liability company


                                        By:
                                           ------------------------------------
                                        Name:  Gerald J. Reihsen, III
                                        Title: Executive Vice President

                                        ASSIGNEE:


                                        BEHRINGER HARVARD SHORT-TERM
                                        OPPORTUNITY FUND I LP

                                        By:  Behringer Harvard Advisors II LP
                                             Its General Partner

                                             By:  Harvard Property Trust, LLC
                                                  Its General Partner

                                                  By:  _________________________
                                                  Name: Gerald J. Reihsen, III
                                                  Title: Secretary